Exhibit 99.1

Heritage Announces Closing of Primary Public Offering of Shares of Common Stock and Concurrent Private Placement

TAMPA, Florida, December 19, 2023 – Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage,” or the “Company”), a super-regional property and casualty insurance holding company, today announced the completion of a primary offering of 3,703,703 shares of its common stock, at a public offering price of $6.75 per share (the “Public Offering”). In addition, the underwriter has a 30-day option to purchase up to an additional 555,555 shares of common stock at the public offering price less underwriting discounts and commissions.

Concurrently, Heritage announced the completion of the purchase by Raymond T. Hyer, a current holder of approximately 13.5% of our outstanding common stock, in a concurrent private placement of 148,148 shares of our common stock at the public offering price (the “Hyer Private Placement”). Additionally, Heritage announced the completion of the purchase by Ernie Garateix, a director of our company and our Chief Executive Officer, and Paul L. Whiting, a director of our company, of 27,247 and 40,871, respectively, shares of our common stock at $7.34, the closing price of our common stock on December 14, 2023 (the “Director Private Placements” and together with the Hyer Private Placement, the “Private Placement”).

The gross proceeds to Heritage from the Public Offering and Private Placement, before deducting underwriting discounts, commissions and other offering expenses, are approximately $26.5 million.

As previously disclosed, Heritage intends to use the net proceeds from the Public Offering and the Private Placement for general corporate and operations purposes and to provide capital for anticipated growth and expansion efforts.

JonesTrading Institutional Services LLC (“JonesTrading”) acted as the sole book-running manager for the Public Offering. Stonybrook Capital, LLC and its affiliates (registered representatives of Weild & Co, member FINRA and SIPC) acted as Financial Advisor.

The Public Offering was made pursuant to a shelf registration statement on Form S-3 filed with the Securities Exchange Commission (the “SEC”), and declared effective by the SEC on April 22, 2021, and only by means of a prospectus and prospectus supplement. The final terms of the Public Offering were disclosed in a final prospectus supplement filed with the SEC and is available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus relating to the Public Offering may be obtained by sending a request to: JonesTrading, Attention: Equity Capital Markets, 325 Hudson Street, 6th Floor New York, New York 10013; email: ecm@jonestrading.com.

The sale of shares of common stock in the Private Placement was made in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended.

About Heritage Insurance Holdings, Inc.

Heritage Insurance Holdings, Inc. is a super-regional property and casualty insurance holding company. Through its insurance subsidiaries and a large network of experienced agents, the Company writes approximately $1.3 billion of gross personal and commercial residential premium across its multi-state footprint.

Forward-Looking and Cautionary Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This press release contains forward-looking statements regarding the use of proceeds from the Public Offering and Private Placement. These forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Heritage’s control, including, without limitation, market conditions, the trading price and volatility of our common stock, and the satisfaction of customary closing conditions related to the Public Offering. Actual results could differ materially from those stated or implied in these forward-looking statements due to a number of factors, including but not limited to, risks detailed in the sections entitled “Risk Factors” and elsewhere in Heritage’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as in the Registration Statement on Form S-3 related to the shares filed with the

SEC. The forward-looking statements included in this press release should not be unduly relied upon, represent Heritage’s views only as of the date of this press release and do not represent Heritage’s views as of any subsequent date. Heritage undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in Heritage’s expectations or otherwise, except as required by law.

Contact:

Kirk Lusk

Chief Financial Officer

klusk@heritagepci.com

investors@heritagepci.com

Zack Mukewa and Mike Houston

Investor Relations

Lambert

HRTG@lambert.com

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